  ____________________________________________________________

                         FRONTLINE LTD.

          (F/K/A LONDON & OVERSEAS FREIGHTERS LIMITED)

                               AND

                      THE BANK OF NEW YORK

                                 As Depositary

                               AND

             HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                        Deposit Agreement

                  Dated as of November 24, 1993

             Amended and Restated as of May 29, 2001

  ____________________________________________________________

                        TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS......................................1
    Section 1.01   American Depositary Shares................1
    Section 1.02   Commission................................2
    Section 1.03   Company...................................2
    Section 1.04   Custodian.................................2
    Section 1.05   Deposit Agreement.........................2
    Section 1.06   Depositary; Corporate Trust Office........2
    Section 1.07   Deposited Securities......................3
    Section 1.08   Dollars...................................3
    Section 1.09   Foreign Registrar.........................3
    Section 1.10   Holder....................................3
    Section 1.11   Receipts..................................3
    Section 1.12   Registrar.................................3
    Section 1.13   Securities Act of 1933....................3
    Section 1.14   Securities Exchange Act of 1934...........4
    Section 1.15   Shares....................................4
ARTICLE 2.  FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
            DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.....4
    Section 2.01   Form and Transferability of Receipts......4
    Section 2.02   Deposit of Shares.........................5
    Section 2.03   Execution and Delivery of Receipts........6
    Section 2.04   Transfer of Receipts; Combination and Split-up
                   of Receipts...............................7
    Section 2.05   Surrender of Receipts and Withdrawal of
                   Shares....................................8
    Section 2.06   Limitations on Execution and Delivery,
                   Transfer and Surrender of
            Receipts.........................................9
    Section 2.07   Lost Receipts, etc........................10
    Section 2.08   Cancellation and Destruction of Surrendered
                   Receipts..................................10
    Section 2.09   Pre-Release of Receipts...................11
ARTICLE 3.  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.......11
    Section 3.01   Filing Proofs, Certificates and Other
                   Information...............................11
    Section 3.02   Liability of Holder for Taxes.............12
    Section 3.03   Warranties on Deposit of Shares...........12
ARTICLE 4.  THE DEPOSITED SECURITIES.........................13
    Section 4.01   Cash Distributions........................13
    Section 4.02   Distributions Other Than Cash, Shares or
                   Rights....................................13
    Section 4.03   Distributions in Shares...................14
    Section 4.04   Rights....................................15
    Section 4.05   Conversion of Foreign Currency............17
    Section 4.06   Fixing of Record Date.....................18
    Section 4.07   Voting of Deposited Securities............19
    Section 4.08   Changes Affecting Deposited Securities....20
    Section 4.09   Reports...................................21
    Section 4.10   Lists of Holders..........................21


                               (2)

    Section 4.11   Withholding...............................21
ARTICLE 5.  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY...21
    Section 5.01   Maintenance of Office and Transfer Books by
                   the Depositary............................21
    Section 5.02   Prevention or Delay in Performance by the
                   Depositary or the Company.................
                   ..........................................22
    Section 5.03   Obligations of the Depositary, the Custodian
                   and the Company...........................23
    Section 5.04   Resignation and Removal of the Depositary;
                   Appointment of Successor Depositary.......24
    Section 5.05   The Custodians............................25
    Section 5.06   Notices and Reports.......................26
    Section 5.07   Distribution of Additional Shares, Rights,
                   etc.......................................26
    Section 5.08   Indemnification...........................27
    Section 5.09   Charges of Depositary.....................28
    Section 5.10   Certain Rights of the Depositary; Limitations.
    29
    Section 5.11   Retention of Depositary Documents.........29
    Section 5.12   Exclusivity...............................29
ARTICLE 6.  AMENDMENT AND TERMINATION........................29
    Section 6.01   Amendment.................................29
    Section 6.02   Termination...............................30
ARTICLE 7.  MISCELLANEOUS....................................31
    Section 7.01   Counterparts..............................31
    Section 7.02   No Third Party Beneficiaries..............31
    Section 7.03   Severability..............................32
    Section 7.04   Holders as Parties;  Binding Effect.......32
    Section 7.05   Notices...................................32
    Section 7.06   Governing Law.............................33
    Section 7.07   Compliance with U.S. Securities Laws......33





















                               (3)

                        DEPOSIT AGREEMENT

    DEPOSIT AGREEMENT dated as of November 24, 1993, as amended and restated as of __________, 2001 among Frontline Ltd. (f/k/a

London & Overseas Freighters Limited), incorporated under the laws of Bermuda (herein called the Company), THE BANK OF NEW

YORK, a New York banking corporation (herein called the

Depositary), and all Holders from time to time of American

Depositary Receipts issued hereunder.

                      W I T N E S S E T H :

    WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the

Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this

Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American

Depositary Shares; and

    WHEREAS, the American Depositary Receipts are to be

substantially in the form of Exhibit A annexed hereto, with

appropriate insertions, modifications and omissions, as

hereinafter provided in this Deposit Agreement;

    NOW, THEREFORE, in consideration of the premises, it is

agreed by and between the parties hereto as follows:

ARTICLE 1.    DEFINITIONS.

    The following definitions shall for all purposes, unless

otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01  American Depositary Shares.

         The term "American Depositary Shares" shall mean the

securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American

Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a

distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and

delivered, and thereafter American Depositary Shares shall

evidence the amount of Shares or Deposited Securities specified in such Sections.

Section 1.02  Commission.

         The term "Commission" shall mean the Securities and

Exchange Commission of the United States or any successor

governmental agency in the United States.

Section 1.03  Company.

         The term "Company" shall mean London & Overseas

Freighters Limited, incorporated under the laws of Bermuda, and its successors.

Section 1.04  Custodian.

         The term "Custodian" shall mean the London, England

office of The Bank of New York, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as a substitute or

additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section 1.05  Deposit Agreement.

         The term "Deposit Agreement" shall mean this Agreement,

as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

Section 1.06  Depositary; Corporate Trust Office.

         The term "Depositary" shall mean The Bank of New York, a

New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the

Depositary which at the date of this Agreement is 101 Barclay

Street, New York, New York  10286.

Section 1.07  Deposited Securities.

         The term "Deposited Securities" as of any time shall

mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of

Section 4.05.

Section 1.08  Dollars.

         The term "Dollars" shall mean United States dollars.

Section 1.09  Foreign Registrar.

         The term "Foreign Registrar" shall mean the entity that

presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.10  Holder.

         The term "Holder" shall mean the person in whose name a

Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.11  Receipts.

         The term "Receipts" shall mean the American Depositary

Receipts issued hereunder evidencing American Depositary Shares.

Section 1.12  Registrar.

         The term "Registrar" shall mean any bank or trust

company having an office in the Borough of Manhattan, The City of

New York, which shall be appointed to register Receipts and

transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary, upon consultation with the Company, for such purposes.

Section 1.13  Securities Act of 1933.

         The term "Securities Act of 1933" shall mean the United

States Securities Act of 1933, as from time to time amended, and the rules and regulations thereunder.

Section 1.14  Securities Exchange Act of 1934.

         The term "Securities Exchange Act of 1934" shall mean

the United States Securities and Exchange Act of 1934, as from time to time amended, and the rules and regulations thereunder.

Section 1.15  Shares.

         The term "Shares" shall mean Ordinary Shares in

registered form of the Company, heretofore validly issued and outstanding and fully paid and nonassessable or hereafter validly issued and outstanding and fully paid and interim certificates representing such Shares and shall include rights to receive

Shares.

ARTICLE 2.    FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
              DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.01  Form and Transferability of Receipts.

         Definitive Receipts shall be substantially in the form

set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as

hereinafter provided.  No Receipt shall be entitled to any

benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized

signatory of the Depositary; provided, however, that such

signature may be a facsimile if  a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the

Registrar.  The Depositary shall maintain books on which each

Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper

signatory of the Depositary shall bind the Depositary,

notwithstanding that such signatory has ceased to hold such

position as a duly authorized signatory prior to the execution and delivery of such Receipts by the Registrar or did not hold such position on the date of issuance of such Receipts.

         The Receipts may be endorsed with or have incorporated

in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary to perform its obligations

hereunder or required to comply with any applicable law or

regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

         Title to a Receipt (and to the American Depositary

Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by

delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of

determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit

Agreement and for all other purposes.

         The register of the Holders of Receipts shall be

maintained in the City of New York and shall not be maintained in the United Kingdom.

Section 2.02  Deposit of Shares.

         Subject to the terms and conditions of this Deposit

Agreement, Shares may be deposited by delivery thereof to any

Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such

deposit.   No Share shall be accepted for deposit unless

accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by any governmental body in Bermuda which is then

performing the function of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the

Foreign Registrar, if applicable, are closed, shall also be

accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares,

or in lieu thereof, such agreement of indemnity or other

agreement as shall be satisfactory to the Depositary.

         At the request and risk and expense of any person

proposing to deposit Shares, and for the account of such person,

the Depositary may receive certificates for Shares to be

deposited, together with the other instruments herein specified,

for the purpose of forwarding such Share certificates to the

Custodian for deposit hereunder.

         Upon each delivery to a Custodian of a certificate or

certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign

Registrar, if applicable, for transfer and recordation of the

Shares being deposited in the name of the Depositary or its

nominee or such Custodian or its nominee.

         Deposited Securities shall be held by the Depositary or

by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall

determine.

Section 2.03  Execution and Delivery of Receipts.

         Upon receipt by any Custodian of any deposit pursuant to

Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open,

the Depositary may in its sole discretion require a proper

acknowledgment or other evidence from the Company that any

Deposited Securities have been recorded upon the books of the

Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee),

together with the other documents required as above specified,

such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a

Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.

Such notification shall be made  by letter or, at the request,

risk and expense of the person making the deposit, by cable,

telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary,

the Depositary, subject to the terms and conditions of this

Deposit Agreement, shall execute and deliver at its Corporate

Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate, the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the

Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09,

and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited

Securities.

Section 2.04  Transfer of Receipts; Combination and Split-up of
Receipts.

         The Depositary, subject to the terms and conditions of

this Deposit Agreement, shall register transfers of Receipts on its transfer books, from time to time, upon any surrender of a

Receipt by the Holder in person or by a duly authorized attorney,

properly endorsed or accompanied by proper instruments of

transfer, and duly stamped as may be required by the laws of the

State of New York and of the United States of America.  Thereupon

the Depositary shall execute a new Receipt or Receipts and

deliver the same to or upon the order of the person entitled thereto.

         The Depositary, subject to the terms and conditions of

this Deposit Agreement, shall upon surrender of a Receipt or

Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or

Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American

Depositary Shares as the Receipt or Receipts surrendered.

         The Depositary may appoint one or more co-transfer

agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with

applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and

indemnity to the same extent as the Depositary.

Section 2.05  Surrender of Receipts and Withdrawal of Shares.

         Upon surrender at the Corporate Trust Office of the

Depositary of a Receipt for the purpose of withdrawal of the

Deposited Securities represented by the American Depositary

Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in

Section 5.09 and  payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the

Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be

entitled to delivery, to him or upon his order, of the amount of

Deposited Securities at the time represented by the American

Depositary Shares evidenced by such Receipt.  Delivery of such

Deposited Securities (a) may be made by the delivery of

certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and

(b) shall include any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Such delivery shall be made,

as hereinafter provided, without unreasonable delay.

         A Receipt surrendered for such purposes may be required

by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer endorsed in blank, and if the

Depositary so requires, the Holder thereof shall executed and deliver to the Depositary a written order directing the

Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the London, England office of such

Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary

Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust

Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American

Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so

surrendering a Receipt, and for the account of such Holder, the

Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American

Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such

direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile

transmission.

Section 2.06  Limitations on Execution and Delivery, Transfer and
Surrender of Receipts.

         As a condition precedent to the execution and delivery,

registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the

Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (including without limitation any tax or other

governmental charge provided for in Section 2.02, 2.03, 2.04, or

3.02) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to

Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any

regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without

limitation, this Section 2.06, and subject in all cases to

Section 7.07 hereof.

         The delivery of Receipts against deposits of Shares

generally or against deposits of particular Shares may be

suspended, or the registration of transfer of Receipts in

particular instances may be refused, or the registration of

transfer of outstanding Receipts generally may be suspended,

during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any

government or governmental body or commission, or under any

provision of this Deposit Agreement, or for any other reason,

subject to the provisions of the following sentence.  The

surrender of outstanding Receipts and withdrawal of Deposited

Securities may not be suspended, except for (i) temporary delays caused by closing the transfer books of the Depositary or the

Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited

Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit

Agreement any Shares required to be registered under the

provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

Section 2.07  Lost Receipts, etc.

         In case any Receipt shall be mutilated, destroyed, lost

or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated

Receipt upon the Holder thereof having (a) filed with the

Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b)

satisfied any other reasonable requirements imposed by the

Depositary.

Section 2.08  Cancellation and Destruction of Surrendered
Receipts.

         All Receipts surrendered to the Depositary shall be

cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

Section 2.09  Pre-Release of Receipts.

         Notwithstanding Section 2.03 hereof, the Depositary may

execute and deliver Receipts prior to the receipt of Shares

pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre- Released, whether or not such cancellation is prior to the termination of such

Pre-Release or the Depositary knows that such Receipt has been

Pre-Released.  The Depositary may receive Receipts in lieu of

Shares in satisfaction of a Pre- Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person,

or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c)

terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder then outstanding;

provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

         The Depositary may retain for its own account any

compensation received by it in connection with the foregoing.

ARTICLE 3.    CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

Section 3.01  Filing Proofs, Certificates and Other Information.

         Any person presenting Shares for deposit or any Holder

of a Receipt may be required from time to time to file with the

Depositary or the Custodian such proof of citizenship or

residence, exchange control approval, or such information

relating to the registration on the books of the Company or the

Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as (i) the

Depositary may deem necessary or proper or (ii) the Company may reasonably require by written notice to the Depositary.  The

Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are  executed or such

representations and warranties made.  If requested in writing,

the Depositary shall provide to the Company, in a timely manner,

copies of the information it receives pursuant to this Section

3.01.

Section 3.02  Liability of Holder for Taxes.

         If any tax or other governmental charge shall become

payable with respect to any Receipt or any Deposited Securities represented by American Depositary Shares evidenced by a Receipt,

such tax or other governmental charge shall be payable by the

Holder of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the

Deposited Securities represented by the American Depositary

Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder of such

Receipt shall remain liable for any deficiency.

Section 3.03  Warranties on Deposit of Shares.

         Every person depositing Shares under this Deposit

Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and that such Shares are fully paid and nonassessable and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American

Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such

representations and warranties shall survive the deposit of

Shares and issuance of Receipts.

ARTICLE 4.    THE DEPOSITED SECURITIES.



Section 4.01  Cash Distributions.



         Whenever the Depositary or Custodian shall receive any

cash dividend or other cash distribution on any Deposited

Securities, the Depositary or Custodian shall, subject to the provisions of Section 4.05, convert such dividend or

distribution, if received in any currency other than Dollars,

into Dollars and shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Holders entitled thereto, in proportion to the number of

American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be

required to withhold and does withhold from such cash dividend or such other cash distribution  an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing

American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without

attributing to any Holder a fraction of one cent.  Any such

fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  The Company or its agent will remit to the appropriate governmental authority or agency in Bermuda all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

Section 4.02  Distributions Other Than Cash, Shares or Rights.

         Subject to the provisions of Section 4.11 and 5.09,

whenever the Depositary or the Custodian shall receive any

distribution other than a distribution described in

Sections 4.01, 4.03 or 4.04, the Depositary shall cause the

securities or property received by it to be distributed to the

Holders entitled thereto, in proportion to the number of American

Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution;

provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the

Holders entitled thereto, or if for any other reason (including,

but not limited to, any requirement that the Company or the

Depositary withhold an amount on account of taxes or other

governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to

Holders) the Depositary deems such distribution not to be

feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such

distribution, including, but not limited to, the public or

private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Section 4.03  Distributions in Shares.

         If any distribution upon any Deposited Securities

consists of a dividend in, or free distribution of, Shares, the

Depositary may, with the Company's approval, and shall if the

Company shall so request, distribute to the Holders of

outstanding Receipts entitled thereto, in proportion to the

number of American Depositary Shares representing such Deposited

Securities held by  them respectively, additional Receipts

evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this

Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts,

including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the

Depositary as provided in Section 5.09.  In lieu of delivering

Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net

proceeds in Dollars, all in the manner and subject to the

conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall

thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.04  Rights.

    (a)  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other

nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in Dollars; provided,

however, that the Depositary will, if requested by the Company,

take action as follows:

         (i)  if at the time of the offering of any rights the

Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary shall distribute to any

Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary

Shares held by such Holder, warrants or other instruments

therefor in such form as it deems appropriate; and

         (ii) if the Depositary determines in its discretion that

it is not lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, it shall to the extent practicable, subject to the provisions of this Deposit Agreement, sell the rights, warrants or other

instruments in proportion to the number of American Depositary

Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and distribute the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental

charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) to the Holders otherwise entitled to such rights, warrants or other instruments,

upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

         If by the terms of such rights offering or for any other

reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net

proceeds available to such Holders, then the Depositary may allow the rights to lapse.

    (b)  In circumstances in which rights would otherwise not be made available to all or certain Holders, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary

Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the

Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised and (ii)

such Holder has executed such documents as the Company has

determined in its sole discretion are reasonably required under applicable law.

         The Depositary will not offer rights to Holders unless

the offer and issuance of such rights and the offer, issuance and sale of the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act.  If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the

Depositary shall not effect such distribution unless it has

received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

The Company shall have no obligation to register such offer,

issuance or sale or to effect any such issuance, offer or sale pursuant to any such exemption.  In the case of a distribution pursuant to an exemption from registration under the Securities

Act of 1933, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

    (c)  If the Depositary has distributed warrants or other

instruments for rights to all or certain Holders, then upon

instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the

Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such

Holder.  As agent for such Holder, the Depositary will cause the

Shares so purchased  to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such

Holder.  If the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse,

the Depositary in its discretion shall, to the extent

practicable, sell such rights or such warrants or other

instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the proceeds of such sales to the Holders of Receipts otherwise

entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any

distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

    (d)  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to Holders in general or any Holder in particular.

Section 4.05  Conversion of Foreign Currency.

         Whenever the Depositary or the Custodian shall receive

foreign currency (i.e. currency other than Dollars), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the

judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United

States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for

cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among

Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in

Section 5.09.

         If such conversion or distribution can be effected only

with the approval or license of any government or authority or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary shall determine that in

its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any

government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not

obtained within a  reasonable period as determined by the

Depositary, the Depositary may distribute the foreign currency

(or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its

discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of,

the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or

in part, cannot be effected for distribution to certain of the

Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders for whom such conversion and

distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

Section 4.06  Fixing of Record Date.

         Whenever any cash dividend or other cash distribution

shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the

Deposited Securities, or whenever for any reason there is a

change in the number of Shares that are represented by each

American Depositary Share, or whenever the Depositary shall

receive notice of any meeting of holders of Shares or other

Deposited Securities, the Depositary shall fix a record date

(a) for the determination of the Holders who shall be

(i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such

meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American

Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

Section 4.07  Voting of Deposited Securities.

         Upon receipt of notice of any meeting of holders of

Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable

thereafter, mail to the Holders a notice, the form of which

notice shall be in the sole discretion of the Depositary which shall consult with the Company as to the form of such notice,

which notice shall contain (a) such information as is contained in such notice of meeting (provided that in the event the

Depositary shall summarize such information as in contained in the notice of meeting, such summary  shall be approved by the

Company), (b) a statement  that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Bermuda law and of the Bye-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective

American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the

Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company.  Upon the written

request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the

Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited

Securities represented by the American Depositary Shares

evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

         If after complying with the procedures set forth in this

Section the Depositary does not receive instructions from the

Holder of a Receipt on or before the date established by the

Depositary for such purpose, the Depositary shall give a

discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Board of Directors of the Company.

Section 4.08  Changes Affecting Deposited Securities.

         In circumstances where the provisions of Section 4.03 do

not apply, upon any change in nominal value, change in par value,

split-up, consolidation or any other reclassification of

Deposited Securities, or upon any recapitalization,

reorganization, merger or consolidation or sale of assets

affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited

Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the

Depositary may, with the Company's approval and shall if the

Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts

specifically describing such new Deposited Securities.

Section 4.09  Reports.

         The Depositary shall make available for inspection by

Holders at its Corporate Trust Office any reports and

communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the  holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the

Company.  The Depositary shall also send to the Holders copies of such reports when furnished by the Company pursuant to

Section 5.06.

Section 4.10  Lists of Holders.

         Promptly upon request by the Company, the Depositary

shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American

Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.11  Withholding.

         Notwithstanding any other provision of this Deposit

Agreement, in the event that the Depositary determines that any distribution in property (including Shares and rights to

subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the

Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to

subscribe therefor) in such amounts and in such manner as the

Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the

Holders entitled thereto in proportion to the number of American

Depositary Shares held by them respectively.

ARTICLE 5.    THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.



Section 5.01  Maintenance of Office and Transfer Books by the
Depositary.

         Until termination of this Deposit Agreement in

accordance with its terms, the Depositary shall maintain in the

Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books for the registration of

Receipts and transfers of Receipts in the City of New York which at all reasonable times shall be open for inspection by the

Holders; provided that such inspection shall not be for the

purpose of communicating with Holders in the interest of a

business or object other than the business of the Company of a matter related to this Deposit Agreement or the Receipts.  Such books shall not be maintained in the United Kingdom.

         The Depositary may close the transfer books, at any time

or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If any Receipts or the American Depositary Shares

evidenced thereby are listed on one or more stock exchanges in the United States (including the NASDAQ National Market System),

the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon consultation with the Company.

Section 5.02  Prevention or Delay in Performance by the
Depositary or the Company.

         Neither the Depositary nor the Company shall incur any

liability to any Holder of any Receipt, if by reason of any

provision of any present or future law or regulation of the

United States, Bermuda, the United Kingdom or any other country,

or of any governmental or regulatory authority or stock exchange,

or by reason of any provision, present or future, of the Bye-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the

Company incur any liability to any Holder of any Receipt by

reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this

Deposit Agreement it is provided shall or may be done or

performed, or by reason of any exercise of, or failure to

exercise, any discretion provided for in this Deposit Agreement.

Where, by the terms of a distribution pursuant to Sections 4.01,

4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement,

or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose or such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03 Obligations of the Depositary, the Custodian and the Company.

         The Company assumes no obligation nor shall it be

subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations

specifically set forth in this Deposit Agreement.

         The Depositary assumes no obligation nor shall it be

subject to any liability under this Deposit Agreement to any

Holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited

Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its obligations

specifically set forth in this Deposit Agreement.

         Neither the Depositary nor the Company shall be under

any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation

whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

         Neither the Depositary nor the Company shall be liable

for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person

presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

         The Depositary shall not be liable for any acts or

omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in

connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the

Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

         The Depositary shall not be responsible for any failure

to carry out any instructions to vote any of the Deposited

Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

         No disclaimer of liability under the Securities Act of

1933 is intended by any provision of this Deposit Agreement.

Section 5.04  Resignation and Removal of the Depositary;
Appointment of Successor Depositary.

         The Depositary may at any time resign as Depositary

hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company

by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder

shall resign or be removed, the Company shall use its best

efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan,

The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and

obligations of its predecessor; but such predecessor,

nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the

Holders of all outstanding Receipts.  Any such successor

depositary shall promptly mail notice of its appointment to the

Holders.

         Any corporation into or with which the Depositary may be

merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05  The Custodians.

         Each Custodian shall be subject at all times and in all

respects to the directions of the Depositary and shall be

responsible solely to it.  Any Custodian may resign and be

discharged from its duties hereunder by notice of such

resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting

hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the

Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any

Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the

Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

         Upon the appointment of any successor depositary

hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such

successor depositary shall in no way impair the authority of each

Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian,

execute and deliver  to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.06  Notices and Reports.

         On or before the first date on which the Company gives

notice, by publication or otherwise, of any meeting of holders of

Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other

Deposited Securities.

         The Company will arrange for the prompt transmittal to

the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, at the

Company's expense, of copies of such notices, reports and

communications to all Holders.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time,

in order for the Depositary to effect such mailings.

Section 5.07  Distribution of Additional Shares, Rights, etc.

         The Company agrees that in the event of any issuance to

holders of Shares generally or distribution of (1) additional

Shares, (2) rights to subscribe for Shares, (3) securities

convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will promptly furnish to the Depositary upon the request of the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the

Securities Act of 1933 to be in effect prior to making such

Distribution available to Holders entitled thereto.  If in the opinion of such counsel a Registration Statement is required,

such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

         The Company agrees with the Depositary that neither the

Company nor any company controlled by, controlling or under

common control with the Company will at any time deposit any

Shares, either originally issued or previously issued and

reacquired by the Company or any such affiliate, unless a

Registration Statement is in effect as to such Shares under the

Securities Act of 1933.

         The Depositary will comply with written instructions of

the Company not to accept for deposit hereunder any Shares

identified in such instructions in order to facilitate the

Company's compliance with the securities laws of the United

States.

Section 5.08  Indemnification.

         The Company agrees to indemnify the Depositary, its

directors, employees, agents and affiliates and any Custodian against, and to hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of any registration with the

Commission of Receipts, American Depositary Shares or Deposited

Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the

provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time,

(i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any

liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its

directors, employees, agents and affiliates.

         The Depositary agrees to indemnify the Company, its

directors, employees, agents and affiliates and hold them

harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Section 5.09  Charges of Depositary.

         The Company agrees to pay the fees, charges and

reasonable out-of-pocket expenses of the Depositary and those of any Registrar in accordance with and only to the extent provided for in written agreements entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

         The following charges shall be incurred by any party

depositing or withdrawing Shares or by any party surrendering

Receipts or to whom Receipts are issued (including, without

limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the

Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or

Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder,

(3) such cable, telex  and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of

$5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 and the surrender of Receipts pursuant to Section 2.05,

(6) a fee not in excess of $2.00 per 100 American Depositary

Receipts for any cash distributions pursuant to Section 4.01 and

(7) a fee for the distribution of proceeds of sales of securities or rights pursuant to Section 4.02 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of

American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities

(for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed, which fee shall be deducted from the proceeds distributed.

Section 5.10  Certain Rights of the Depositary; Limitations.

         The Depositary, subject to Section 2.09 hereof, may own

and deal in any class of securities of the Company and its

affiliates and in Receipts.

Section 5.11  Retention of Depositary Documents.

         The Depositary is authorized to destroy those documents,

records, bills and other data compiled during the term of this

Deposit Agreement at the times permitted by the laws or

regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

Section 5.12  Exclusivity.

         Subject to Section 5.04 hereof, the Company agrees not

to appoint any other depositary for issuance of American

Depositary Receipts so long as The Bank of New York is acting as

Depositary hereunder.

ARTICLE 6.    AMENDMENT AND TERMINATION.

Section 6.01  Amendment.

         The form of the Receipts and any provisions of this

Deposit Agreement may at any time and from time to time be

amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges

(other than taxes and other governmental charges, registration fees, cable, telex or  facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of sixty (60) days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the

Holder of any Receipt to surrender such Receipt and receive

therefor the Deposited Securities represented by American

Depositary Shares evidenced thereby, except for such amendments as are made in order to comply with mandatory provisions of

applicable law.

Section 6.02  Termination.

         The Depositary shall at any time at the direction of the

Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this

Deposit Agreement by mailing notice of such termination to the

Company and the Holders of all Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its

election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in

Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the

Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in

Section 2.05, and (c) payment of any applicable taxes or

governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the

American Depositary Shares evidenced by such Receipt.  If any

Receipts shall remain outstanding after the date of termination,

the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of

dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement,

except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any

dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property,

in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the

Holder of such Receipt in accordance with the terms and

conditions of this Deposit Agreement, and any applicable taxes or

governmental charges).   At any time after the expiration of one

year from the date of termination, the Depositary may sell the

Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such

Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the

Depositary shall be discharged from all obligations under this

Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the

Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any

applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its

obligations to the Depositary under Sections 5.08 and 5.09

hereof.

ARTICLE 7.    MISCELLANEOUS.

Section 7.01  Counterparts.

         This Deposit Agreement may be executed in any number of

counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same

instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

Section 7.02  No Third Party Beneficiaries.

         This Deposit Agreement is for the exclusive benefit of

the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03  Severability.

         In case any one or more of the provisions contained in

this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity,

legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04  Holders as Parties;  Binding Effect.

         The Holders of Receipts from time to time shall by

accepting or holding a Receipt or by seeking or accepting

registration of a Receipt on the books of the Depositary shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts.

Section 7.05  Notices.

         Any and all notices to be given to the Company shall be

deemed to have been duly given if personally delivered or sent by mail or air courier or cable, telex or facsimile transmission confirmed by letter, addressed to Hemisphere House, 9 Church

Street West, Hamilton HM11, Bermuda, or any other place to which the Company may have transferred its principal office.

         Any and all notices to be given to the Depositary shall

be deemed to have been duly given if in English and personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286,

Attention:  American Depositary Receipt Administration, or any

other place to which the Depositary may have transferred its

Corporate Trust Office.

         Any and all notices to be given to any Holder shall be

deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the

Depositary a written request that notices intended for such

Holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or air courier or by

cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a

post-office letter box or delivered to an air courier service.

The Depositary or the Company may, however, act upon any cable,

telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not

subsequently be confirmed by letter as aforesaid.

Section 7.06  Governing Law.

         This Deposit Agreement and the Receipts shall be

interpreted and all rights hereunder and thereunder and

provisions hereof and thereof shall be governed by the laws of the State of New York.

Section 7.07  Compliance with U.S. Securities Laws.

         Notwithstanding anything in this Deposit Agreement to

the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a  manner which would violate the United States securities laws,

including, but not limited to, Section I A(1) of the General

Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         IN WITNESS WHEREOF, FRONTLINE LTD. LIMITED and THE BANK

OF NEW YORK have duly executed this agreement as of the day and year first set forth above, and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.



                                 FRONTLINE LTD.



                                 By:______________________







                                 THE BANK OF NEW YORK,

                                 as Depositary







                                 By:____________________

                 Exhibit A to Deposit Agreement

                                 ___________________________
                                 AMERICAN DEPOSITARY SHARES
                                 (Each American Depositary
                                 Share represents one
                                 deposited Share)


                      THE BANK OF NEW YORK
                   AMERICAN DEPOSITARY RECEIPT
                   FOR ORDINARY SHARES OF THE
                   PAR VALUE OF $2.50 EACH OF
                         FRONTLINE LTD.
            (INCORPORATED UNDER THE LAWS OF BERMUDA)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that _______________________
_____________________________________________________________
_________________________________________, or registered assigns
IS THE HOLDER OF _______________________________________________

                   AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called "Shares") of Frontline Ltd., incorporated under the laws of Bermuda (herein called the "Company"). At the date hereof, each American Depositary Share represents one (1) Share which are either deposited or subject to deposit under the deposit agreement at the London, England office of The Bank of New York ( herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
       THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
            101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.  THE DEPOSIT AGREEMENT.

    This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of November 24, 1993, amended and restated as of _______, 2001 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting or holding a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

    Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and all applicable taxes and governmental charges, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the amount Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities
(a) may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer and (b) shall include any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

    The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and governmental charges and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (including without limitation any tax or governmental charge provided for in Section 2.02, 2.03, 2.04,
2.05 or 3.02) of the Deposit Agreement and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph ( 3) of this Receipt and subject in all cases to paragraph (22) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except for ( i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.  LIABILITY OF HOLDER FOR TAXES.

    If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder hereof shall remain liable for any deficiency.

5.  WARRANTIES OF DEPOSITORS.

    Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and that such Shares are fully paid and non assessable and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

 6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

    Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as (i) the Depositary may deem necessary or proper or (ii) the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by any governmental body in Bermuda which is then performing the function of the regulation of currency exchange.

7.  CHARGES OF DEPOSITARY.

    The Company agrees to pay the fees, charges, and reasonable out-of-pocket expenses of the Depositary and those of any Registrar in accordance with and only to the extent provided for in written agreements entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

    The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 [Distribution in Shares] of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 [Conversion of Foreign Currency] of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 [Execution and Delivery of Receipts], or 4.03 [Distribution in Shares], and the surrender of Receipts pursuant to Section 2.05 [Surrender of Receipts and Withdrawal of Shares] of the Deposit Agreement, (6) a fee not in excess of $2.00 per 100 American Depositary Receipts for any cash distributions pursuant to Section 4.01 [Cash Distributions] of the Deposit Agreement and (7) a fee for the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 [Distributions other than Cash Shares or Rights] or 4.04 [Rights], respectively, of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 [Distributions other than Cash Shares or Rights] or 4.04 [Shares] respectively, of the Deposit Agreement, but which securities rights are instead sold by the Depositary, and the net proceeds distributed, which fee shall be deducted from the proceeds distributed.
The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.  PRE-RELEASE OF SHARES AND RECEIPTS.

    Notwithstanding Section 2.03 [Execution and Delivery of Receipts] of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to
Section 2.02 [Deposit of Shares] of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 [Surrender of Receipts and Withdrawal of Shares] of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

    The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.  TITLE TO RECEIPTS.

    It is a condition of this Receipt and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and the American Depositary Shares evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

10.  VALIDITY OF RECEIPT.

    This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF TRANSFER BOOKS.

    The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").
Such reports and communications will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

    The Depositary will make available for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

    The Depositary will keep books for the registration of Receipts and transfers of Receipts in the City of New York, which at all reasonable times shall be open for inspection by the Holders of Receipts; provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.  DIVIDENDS AND DISTRIBUTIONS.

    Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian will, subject to the Deposit Agreement, convert such dividend or distribution, if received in a foreign currency (i.e. a currency other than Dollars), and such amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States, and will distribute the amount thus received (net of expenses in the case of amounts converted from foreign currency) to the Holders of Receipts entitled thereto, provided, however, that in the event that the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

    Subject to the provisions of Section 4.11 [Withholding] and
5.09 [Charges of the Depositary] of the Deposit Agreement, whenever the Depositary or the Custodian receives any distribution (other than a distribution of cash, Shares, rights to subscribe for Shares or rights of any other nature), the Depositary will cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 [Charges of the Depositary] of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

    If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 [Withholding] of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in Section 4.01 [Cash Distributions] of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

    Notwithstanding any other provision of the Deposit Agreement or this Receipt, in the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto.

13.  CONVERSION OF FOREIGN CURRENCY.

    Whenever the Depositary or the Custodian shall receive foreign currency (i.e. currency other than Dollars), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 [Charges of the Depositary] of the Deposit
Agreement.

    If such conversion or distribution can be effected only with the approval or license of any government or authority or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

    If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

    If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to certain of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

14.  RIGHTS.

    (a) In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in Dollars; provided, however, that the Depositary will, if requested by the Company, take action as follows:

         (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary shall distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate; and

         (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, it shall to the extent practicable, subject to the provisions of the Deposit Agreement, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and distribute the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 [Charges of the Depositary] of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) to the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

    If by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights to lapse.

    (b) In circumstances in which rights would otherwise not be made available to all or certain Holders, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised and
(ii) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

    In the case of a distribution pursuant to an exemption from registration under the Securities Act of 1933, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

    The Depositary will not offer rights to Holders unless the offer and issuance of such rights and the offer, issuance and sale of the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.
The Company shall have no obligation to register such offer, issuance or sale or to effect any such issuance, offer or sale pursuant to any such exemption.

    (c) If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Holder. If the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion shall, to the extent practicable, sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the proceeds of such sales to the Holders of Receipts otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

    (d) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to Holders in general or any Holder in particular.

15.  RECORD DATES.

    Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason there is a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.  VOTING OF DEPOSITED SECURITIES.

    Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary which shall consult with the Company, as to the form of such notice, which notice shall contain (a) such information as is contained in such notice of meeting, (provided that in the event the Depositary shall summarize such information as is contained in the notice of meeting, such summary shall be approved by the Company) (b) a statement that the Holders of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Bermuda law and of the Bye-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

    If after complying with the procedures set forth in the above paragraph the Depositary does not receive instructions from the Holder of a Receipt on or before the date established by the Depositary for such purpose, the Depositary will give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Board of Directors of the Company.

17.  CHANGES AFFECTING DEPOSITED SECURITIES.

    In circumstances where the provisions of Section 4.03 [Distribution in Shares] of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited

Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.  LIABILITY OF THE COMPANY AND DEPOSITARY.

    Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Bermuda, the United Kingdom or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Bye-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01 [Cash Distributions], 4.02 [Distributions Other Than Cash Shares or Rights], or 4.03 [Distributions in Shares] of the Deposit Agreement, or an offering or distribution pursuant to Section
4.04 [Rights] of the Deposit Agreement or for any other reason, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and to act in good faith in the performance of their obligations specifically set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company has agreed to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and to hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of any registration with Securities and Exchange Commission of Receipts, American Depositary Shares or Deposited Securities or the offer and sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.  RESIGNATION AND REMOVAL OF THE DEPOSITARY.

    The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.  AMENDMENT.

    The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of sixty (60) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by American Depositary Shares evidenced thereby, except for such amendments as are made in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT.

    The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt, will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22. COMPLIANCE WITH U.S. SECURITIES LAWS.

    Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States Securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.






                               17
02089009.AE9